EXHIBIT 99.1

CONTACT:	Investor Relations
404-715-2170

Corporate Communications
404-715-2554

Delta Air Lines Reports $363 Million Pre-tax Income for September 2007 Quarter

Successful international expansion drives Delta’s highest quarterly operating revenue ever

ATLANTA, Oct. 16, 2007 – Delta Air Lines (NYSE:DAL) today reported results for the quarter ended Sept. 30, 2007.  Key points include:

•	Delta generated third quarter pre-tax income of $363 million on operating revenue of $5.2 billion, the highest quarterly revenue in company history.

•	Net income for the September 2007 quarter was $220 million, or $0.56 per diluted share.

•	During the quarter, Delta continued to strengthen its balance sheet, paying down more than $1.0 billion in debt obligations.

•	Delta has accrued almost $160 million in profit sharing through the September 2007 quarter, in recognition of the critical role of Delta employees in achieving the company’s financial targets.

Net income for the September 2007 quarter was $220 million, or $0.56 per diluted share.  Delta’s pre-tax income of $363 million reflects a more than $430 million improvement over the pre-tax loss of $69 million excluding reorganization items in the third quarter of 20061,2.  Strong revenue improvements and continued cost benefits from restructuring produced the more than 5 point improvement in Delta’s operating margin to 8.7% in the September 2007 quarter compared to the September 2006 quarter.

"I want to thank my Delta colleagues for their efforts in delivering strong improvements to our financial and operational performance,” said Richard Anderson, Delta’s chief executive officer.  “As these results demonstrate, Delta has emerged as a leader in the airline industry and we intend to maintain that position. We have significant opportunities in front of us as our financial improvements, combined with the power of our people, route network and balance sheet, give us tremendous flexibility and strength as the industry continues to evolve.”

Network and Revenue Improvements

The momentum of network and revenue management initiatives produced quarterly operating revenue of $5.2 billion for the September quarter, the highest in Delta’s history.  During this period, 35% of Delta’s capacity operated in international markets, up from 24% in September 2005.  During the same period, the percentage of Delta’s capacity operating in domestic markets declined to 65% from 76%.

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Delta improved consolidated passenger unit revenue (PRASM) to 11.33 cents in the September 2007 quarter, an increase of 6% compared to the same period last year.  Based on the most recently available ATA data3, Delta’s consolidated length of haul adjusted PRASM was 96% of industry average PRASM (excluding Delta), up from 86% in 2005 and on track with Delta’s target of closing the gap to the industry by the end of 2008.

Comparisons of revenue related statistics by geographic region are as follows:

	September 2007 Quarter vs. September 2006 Quarter
	Domestic	Latin America	Atlantic	Pacific
Traffic	3.1%	21.5%	12.4%	48.6%
Capacity	(1.8)%	13.3%	12.5%	58.5%
Load Factor	4.0 pts	5.4 pts	(0.1) pts	(5.5) pts
Yield	1.3%	5.1%	8.6%	3.2%
Passenger Unit Revenue	6.3%	12.6%	8.5%	(3.2)%

"With our successful international expansion in 2007 and more destinations planned for 2008, including new service to China and expanded service throughout Africa, we are strengthening our position as the premier global carrier,” said Glen Hauenstein, Delta’s executive vice president – network planning and revenue management.  “With significant investments in areas like onboard products, new aircraft interiors, and two-class regional jets, we are committed to providing an industry-leading customer experience and making Delta a great airline to fly.”

Cost Discipline

For the September 2007 quarter, Delta’s operating expenses increased 4%, or $191 million, over the prior year period. The increase was primarily due to $79 million in profit sharing expense, higher expenses related to an increase in capacity ($154 million) and $98 million in non-cash expenses from fresh start accounting and stock-based compensation.  These increases were partially offset by the continuing benefits of Delta’s restructuring initiatives and the impact of lower fuel prices.  For the same period, non-operating expenses declined more than 60%, or $147 million, due primarily to improved cash flows and lower effective interest rates.

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Delta's mainline unit cost (CASM) of 10.13 cents for the third quarter of 2007 represented a slight decrease compared to the third quarter of 20064.  Excluding expenses from profit sharing, mainline non-fuel CASM was 6.50 cents, a decline of nearly 3%.

"Delta’s results demonstrate the momentum we have in our business and the opportunity we have to take our performance to the next level – improving pre-tax margins and generating strong free cash flows,” said Edward Bastian, Delta’s president and chief financial officer.  “We are maintaining our disciplined approach to domestic capacity, including the elimination of 13 domestic aircraft from our fleet, while remaining focused on pursuing profitable international growth.”

Operational Performance

Based on the most recent available DOT data for the year-to-date period ended Aug. 31, 2007, Delta ranks first among the network carriers in on-time performance.  Delta posted a third quarter mainline completion factor of 98.9%.

“With their commitment to providing the best service possible to our customers, Delta people consistently stepped up to the challenges of record load factors, severe weather, and congested air traffic control conditions to deliver top tier operational performance this year,” said Joe Kolshak, Delta’s executive vice president – operations.  “As this summer’s difficulties in the Northeast clearly point out, we must continue to work closely with the DOT, FAA and Port Authority of NY and NJ to ease congestion and ensure the needs of our customers are best served.”

Strengthened Balance Sheet

During the quarter, Delta continued to strengthen its balance sheet, paying down more than $1.0 billion in debt, including its bankruptcy-related obligations to the Air Line Pilots Association and Pension Benefit Guaranty Corporation, and other debt maturities.  In addition, Delta invested more than $400 million in capital expenditures, focused primarily on customer-facing initiatives, such as improvements at Delta’s Atlanta and New York-JFK hubs, and aircraft deposits.

To reduce interest rates and generate additional liquidity on the existing collateral base, Delta refinanced several debt obligations.  In September, the company refinanced its spare parts credit facility with General Electric Capital Corporation, providing an incremental $181 million in proceeds and lowering the interest rate on the facility.  Last week, Delta issued $1.4 billion in new enhanced equipment trust certificates (EETC).  This transaction refinanced $961 million in aircraft-secured debt, including Delta’s 2001-2 EETC, lowering the interest rate and deferring more than $560 million in maturities which had been due in 2010-11.

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As of Sept. 30, 2007, Delta had $3.0 billion in cash, cash equivalents and short-term investments, of which $2.4 billion was unrestricted.  Delta also has an additional $1 billion available under its undrawn revolving credit facility.  Delta expects to end 2007 with $2.9 billion in unrestricted cash and short-term investments plus its fully available $1 billion revolver.

Fuel Hedging

During the September 2007 quarter, Delta hedged 32% of its fuel consumption, resulting in an average fuel price per gallon of $2.17.  Because fresh start accounting eliminated a portion of the hedge benefits toward fuel costs, the reported average fuel price per gallon was $2.21 for the September 2007 quarter. Delta realized approximately $46 million in cash gains on fuel hedge contracts settled during the quarter.

As of Oct. 12, 2007, Delta has hedged 20% of its projected fuel consumption for the December 2007 quarter utilizing heating oil collars with an average cap of $2.35.

Business Momentum

In the September 2007 quarter, Delta continued the positive momentum in its business, demonstrating a continued commitment to providing the best products and services to its customers while creating value for investors by:

•
Delivering industry-leading operational performance.  As of the most recently reported DOT on-time data, Delta ranked #1 among the network carriers for on-time arrivals and #2 for on-time departures and completion factor.  As a result, Delta has paid employees nearly $36 million in Shared Rewards payments in 2007.

•
Winning the rights to offer nonstop flights between the world’s largest airline hub in Atlanta and Shanghai, China, effective March 30, 2008, filling a critical void in air travel today by providing 65 million residents of the Southeast direct access to the world’s fastest growing economy.

•
Receiving recognition for outstanding service and overall distinction in the travel industry by Executive Travel Magazine, World Travel Awards and Global Traveler Magazine.  Executive Travel Magazine recently voted Delta “best” in 11 categories in a single year, more than any other airline in the history of the publication.

•
Building on the success of the largest international expansion in its history by announcing 17 new routes for the summer of 2008.  Delta will offer customers increased choice from New York-JFK on 14 new international routes, including nine destinations not served by any other U.S. major airline from JFK.  In addition, Delta announced service between its Salt Lake City hub and Paris – the first trans-Atlantic service ever offered from Salt Lake City and the only nonstop service by a U.S. carrier to the French capital from the western United States.

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•
Redesigning its schedule at JFK before another peak travel season to permit significant growth in international routes while helping to reduce congestion and delays at peak times.  Changes Delta will make include instituting a third-bank of international departures after 7 p.m., increasing the number of flights operated with larger two-class jets, and eliminating all Delta Connection flights operated at JFK with turboprop aircraft.

•
Improving onboard service for customers through enhanced food offerings with new domestic First Class and international BusinessElite® entrees from Chef Michelle Bernstein and new food-for-sale options from Chef Todd English in U.S. Coach Class.

•
Continuing upgrades to the Delta and Delta Connection fleets, including the addition of more two-class regional jets featuring first class cabins, the introduction in trans-Atlantic service of Delta’s first long-range Boeing 757-200 aircraft featuring in-seat entertainment in every seat, and the introduction of the first Boeing 737-800 aircraft with in-seat entertainment at every seat and winglets to reduce fuel consumption on long-haul domestic routes.

Emergence-related Items

For the September 2007 quarter, offsetting emergence-related items resulted in no change to pre-tax income.  These items were the adoption of fresh start reporting, which increased pre-tax income by $50 million, combined with share-based compensation expense for emergence equity awards, which decreased pre-tax income by $50 million.  In total, emergence related items increased consolidated PRASM by 0.16 cents and increased mainline non-fuel CASM by 0.21 cents.

December 2007 Quarter and Full Year 2007 Guidance

The company projects the following for the December 2007 quarter and full year 2007:

	4Q 2007 Forecast	2007 Forecast

Operating margin	3 – 5%	6 – 7%

Fuel price, including taxes	$2.36	$2.15

	4Q 2007 Forecast (compared to 4Q 2006)	2007 Forecast (compared to 2006)

Mainline unit costs - excluding fuel and profit sharing	Down 5 – 7%	Down 4 – 5%

System Capacity	Up 3 – 4%	Up 2 – 3%
Domestic	Flat	Down 2 – 4%
International	Up 12 – 14%	Up 15 – 17%

Mainline Capacity	Up 3 – 4%	Up 1 – 3%
Domestic	Down 1 – 3%	Down 4 – 6%
International	Up 12 – 14%	Up 14 – 16%

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Other Matters

Included with this press release are Delta’s Consolidated Statements of Operations for the three and nine month periods ended Sept. 30, 20075 and 2006; a statistical summary for those periods; selected balance sheet data as of Sept. 30, 2007 and Dec. 31, 2006; and a reconciliation of certain non-GAAP financial measures.

About Delta

Delta Air Lines operates service to more worldwide destinations than any airline with Delta and Delta Connection flights to 310 destinations in 54 countries. Since 2005, Delta has added more international capacity than all other major U.S. airlines combined and is the leader across the Atlantic with flights to 36 trans-Atlantic markets. To Latin America and the Caribbean, Delta offers more than 400 weekly flights to 53 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 15,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 475 worldwide destinations in 104 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes

1 Note 3 to the attached Consolidated Statements of Operations provides a reconciliation of certain non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2 Reorganization items refers to revenues, expenses, gains or losses that we realized or incurred due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code.  In accordance with GAAP, these items are separately classified in the Consolidated Statements of Operations

3 Based on data provided by the Air Transport Association for Jan. 1 – Aug. 31, 2007.

4 Delta excludes from mainline unit costs expenses related to maintenance and staffing services which the company provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing maintenance and staffing services to third parties.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

5  In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” The adoption of fresh start reporting resulted in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to prior year results, Delta has combined the results for the four months ended April 30, 2007 with the five months ended September 30, 2007. References in this press release to “Successor” refer to Delta on or after May 1, 2007, giving effect to fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.  Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of Oct. 16, 2007, and which Delta has no current intention to update.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 30,
(In millions)	2007 (Successor)	2006 (Predecessor)	Percent Change

OPERATING REVENUE:
Passenger:
Mainline	$3,539	$3,207	10%
Regional affiliates	1,099	1,016	8%
Cargo	120	121	-1%
Other, net	469	407	15%
Total operating revenue	5,227	4,751	10%
OPERATING EXPENSES:
Aircraft fuel and related taxes	1,270	1,276	0%
Salaries and related costs	1,109	1,069	4%
Contract carrier arrangements	815	724	13%
Depreciation and amortization	297	293	1%
Contracted services	264	230	15%
Aircraft maintenance materials and outside repairs	253	230	10%
Passenger commissions and other selling expenses	248	233	6%
Landing fees and other rents	178	201	-11%
Passenger service	94	96	-2%
Aircraft rent	60	70	-14%
Profit sharing	79	-	NM
Other	107	161	-34%
Total operating expenses	4,774	4,583	4%
OPERATING INCOME	453	168	170%
OTHER (EXPENSE) INCOME:
Interest expense	(132)	(222)	-41%
Interest income	42	16	163%
Miscellaneous, net	-	(31)	-100%
Total other expense, net	(90)	(237)	-62%
INCOME BEFORE REORGANIZATION ITEMS, NET	363	(69)	NM
REORGANIZATION ITEMS, NET	-	98	-100%
INCOME (LOSS) BEFORE INCOME TAXES	363	29	NM
INCOME TAX BENEFIT (PROVISION)	(143)	23	NM
NET INCOME (LOSS)	$220	$52	NM
OPERATING MARGIN	8.7%	3.5%	5.2	pts

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Predecessor)	(Successor)	(Combined)	(Predecessor)
	Four Months	Five Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in millions)	2007	2007	2007	2006
OPERATING REVENUE:
Passenger:
Mainline	$3,829	$5,877	$9,706	$8,876
Regional affiliates	1,296	1,859	3,155	2,909
Cargo	148	202	350	372
Other, net	523	737	1,260	1,129
Total operating revenue	5,796	8,675	14,471	13,286

OPERATING EXPENSES:
Aircraft fuel and related taxes	1,270	2,060	3,330	3,377
Salaries and related costs	1,302	1,817	3,119	3,362
Contract carrier arrangements	956	1,345	2,301	1,993
Depreciation and amortization	386	490	876	912
Contracted services	326	424	750	670
Aircraft maintenance materials and outside repairs	320	418	738	689
Passenger commissions and other selling expenses	298	423	721	679
Landing fees and other rents	250	300	550	692
Passenger service	95	155	250	250
Aircraft rent	90	96	186	238
Profit sharing	14	144	158	-
Other	189	205	394	372
Total operating expenses	5,496	7,877	13,373	13,234

OPERATING INCOME	300	798	1,098	52

OTHER (EXPENSE) INCOME:
Interest expense	(262)	(252)	(514)	(663)
Interest income	14	75	89	46
Miscellaneous, net	27	9	36	(12)
Total other expense, net	(221)	(168)	(389)	(629)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET	79	630	709	(577)

REORGANIZATION ITEMS, NET	1,215	-	1,215	(3,685)

INCOME (LOSS) BEFORE INCOME TAXES	1,294	630	1,924	(4,262)

INCOME TAX (PROVISION) BENEFIT	4	(246)	(242)	40

NET INCOME (LOSS)	1,298	384	1,682	(4,222)

PREFERRED STOCK DIVIDENDS	-	-	-	(2)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREOWNERS	$1,298	$384	$1,682	$(4,224)

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Successor)		(Predecessor)
	Three Months Ended September 30,
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	34,036		31,784		7.1%
Available Seat Miles (millions) (1)	40,943		39,643		3.3%
Passenger Mile Yield (1)	13.63	¢	13.29	¢	2.6%
Passenger Revenue per Available Seat Mile (PRASM)(1)	11.33	¢	10.65	¢	6.4%
Operating Cost Per Available Seat Mile (CASM) (1)	11.35	¢	11.34	¢	0.1%
Excluding certain items(2)	11.16	¢	11.34	¢	-1.6%
Excluding fuel and certain items(2)	8.06	¢	8.12	¢	-0.7%
Passenger Load Factor (1)	83.1%		80.2%		2.9	pts
Breakeven Passenger Load Factor (1)	75.0%		77.0%		-2.0	pts
Fuel Gallons Consumed (millions)	575		566		1.6%
Average Price Per Fuel Gallon, net of hedging activity	$2.21		$2.25		-1.8%
Excluding fresh start impact	$2.17		$2.25		-3.6%
Number of Aircraft in Fleet, End of Period	578		607		-4.8%
Full-Time Equivalent Employees, End of Period	55,022		51,059		7.8%
Mainline:
Revenue Passenger Miles (millions)	29,048		27,220		6.7%
Available Seat Miles (millions)	34,707		33,679		3.1%
Operating Cost Per Available Seat Mile	10.13	¢	10.16	¢	-0.3%
Excluding certain items(2)	9.90	¢	10.16	¢	-2.6%
Excluding fuel and certain items(2)	6.50	¢	6.69	¢	-2.8%
Number of Aircraft in Fleet, End of Period	444		440		0.9%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation and SkyWest Airlines, Inc. for all periods presented and ExpressJet Airlines for the three months ended September 30, 2007.

(2) Expenses related to profit sharing are excluded for the three months ended September 30, 2007.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Combined)		(Predecessor)
	Nine Months Ended September 30,
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	92,827		88,220		5.2%
Available Seat Miles (millions) (1)	114,350		111,963		2.1%
Passenger Mile Yield (1)	13.85	¢	13.36	¢	3.7%
Passenger Revenue per Available Seat Mile (PRASM)(1)
Combined results	11.25	¢	10.53	¢	6.8%
Operating Cost Per Available Seat Mile (CASM) (1)
Combined results	11.41	¢	11.60	¢	-1.6%
Excluding certain items(2)	11.27	¢	11.50	¢	-2.0%
Excluding fuel and certain items(2)	8.35	¢	8.48	¢	-1.5%
Passenger Load Factor (1)	81.2%		78.8%		2.4	pts
Breakeven Passenger Load Factor (1)	74.2%		78.4%		-4.2	pts
Fuel Gallons Consumed (millions)	1,597		1,600		-0.2%
Average Price Per Fuel Gallon, net of hedging activity
Combined results	$2.09		$2.11		-0.9%
Excluding fresh start impact	$2.06		$2.11		-2.4%
Number of Aircraft in Fleet, End of Period	578		607		-4.8%
Full-Time Equivalent Employees, End of Period	55,022		51,059		7.8%
Mainline:
Revenue Passenger Miles (millions)	78,818		75,359		4.6%
Available Seat Miles (millions)	96,391		95,208		1.2%
Operating Cost Per Available Seat Mile
Combined results	10.18	¢	10.49	¢	-3.0%
Excluding certain items(2)	10.01	¢	10.36	¢	-3.4%
Excluding fuel and certain items(2)	6.81	¢	7.11	¢	-4.2%
Number of Aircraft in Fleet, End of Period	444		440		0.9%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation and SkyWest Airlines, Inc. for all periods presented and ExpressJet Airlines, Inc. from February 27, 2007 to September 30, 2007.

(2) Expenses related to profit sharing and post bankruptcy-related professional fees are excluded from the nine month period ended September 30, 2007 and certain out-of-period accounting adjustments are excluded from the nine month period ended September 30, 2006.

DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	(Successor)	(Predecessor)
	September 30,	December 31,
	2007	2006
	(Unaudited)

Cash and cash equivalents	$1,623	$2,034
Short-term investments	767	614
Restricted cash, including noncurrent	593	802
Total assets	32,773	19,622
Total debt and capital leases, including current maturities	8,334	8,012
Total liabilities subject to compromise	-	19,817
Total shareowners' equity (deficit)	9,748	(13,593)

Note 2:  Detailed impact of Emergence-Related Items

Increase/(Decrease) to 3Q07 Pre-tax Income

Revenue	$76

Salaries and related	(50)
Aircraft fuel	(21)
Depreciation and amortization	(12)
Landing fees and other rents	3
Aircraft rent	6
Aircraft maintenance materials and outside repairs	(18)
Other	(6)
Operating expense	(98)

Non-operating expense	22

Total	$-

Note 3:  The following tables show reconciliations of certain financial measures. The reasons Delta uses these measures are described below.

•
Cost per available seat mile (CASM) excludes $125 million and $89 million for the three months ended September 30, 2007 and 2006, respectively, and $322 million and $241 million for the nine months ended September 30, 2007 and 2006, respectively, in expenses related to Delta’s providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile;

•
Delta excludes reorganization and related and certain items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance;

•	Delta presents length of haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the company’s PRASM to the industry;
•	Delta presents mainline CASM excluding fuel expense because management believes high fuel prices mask the progress achieved toward its business plan targets; and
•	Delta excludes profit sharing expense from CASM because management believes the exclusion of this item provides a more meaningful comparison of the company’s CASM to the industry.

In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”  The adoption of fresh start reporting resulted in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to prior year results, Delta has combined the results for the four months ended April 30, 2007 with the five months ended September 30, 2007.  References in this press release to “Successor” refer to Delta on or after May 1, 2007, giving effect to fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

	(Successor)	(Predecessor)	(Combined)	(Predecessor)
	Three	Three	Nine	Nine
	Months Ended	Months Ended	Months Ended	Months Ended
(in millions)	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
Pre-tax income		$29
Items excluded
Reorganization items, net		(98)
Total items excluded		(98)
Pre-tax loss excluding reorganization items		$(69)

CASM	11.66 ¢	11.56 ¢	11.69 ¢	11.82 ¢
Items excluded:
Delta Global Services external expenses	(0.08)	(0.07)	(0.09)	(0.07)
Insourcing	(0.23)	(0.15)	(0.19)	(0.15)
CASM excluding items not related to ASMs	11.35 ¢	11.34 ¢	11.41 ¢	11.60 ¢
Items excluded:
Accounting Adjustments	-	-	-	(0.10)
Profit sharing	(0.19)	-	(0.13)	-
Post bankruptcy-related professional fees	-	-	(0.01)	-
Total items excluded	(0.19)	-	(0.14)	(0.10)
CASM excluding certain items	11.16 ¢	11.34 ¢	11.27 ¢	11.50 ¢
Fuel expense and related taxes	(3.10)	(3.22)	(2.92)	(3.02)
CASM excluding fuel expense and certain items	8.06 ¢	8.12 ¢	8.35 ¢	8.48 ¢

	(Successor)	(Predecessor)		(Combined)	(Predecessor)
	Three	Three		Nine	Nine
	Months Ended	Months Ended		Months Ended	Months Ended
(in millions)	Sept. 30, 2007	Sept. 30, 2006		Sept. 30, 2007	Sept. 30, 2006
Mainline CASM	10.49 ¢	10.42	¢	10.52 ¢	10.74 ¢
Items excluded:
Delta Global Services external expenses	(0.10)	(0.08)		(0.10)	(0.08)
Insourcing	(0.26)	(0.18)		(0.24)	(0.17)
Mainline CASM excluding items not related to ASMs	10.13 ¢	10.16	¢	10.18 ¢	10.49 ¢
Items excluded:
Accounting Adjustments	-	-		-	(0.13)
Profit sharing	(0.23)	-		(0.16)	-
Post bankruptcy-related professional fees	-	-		(0.01)	-

Total items excluded	(0.23)	-		(0.17)	(0.13)
Mainline CASM excluding certain items	9.90 ¢	10.16	¢	10.01 ¢	10.36 ¢
Fuel expense and related taxes	(3.40)	(3.47)		(3.20)	(3.25)
Mainline CASM excluding fuel expense and certain items	6.50 ¢	6.69	¢	6.81 ¢	7.11 ¢

Average price per fuel gallon	$2.21			$2.09
Items excluded:
Emergence-related items	(0.04)			(0.03)
Total items excluded	(0.04)			(0.03)
Average price per fuel gallon excluding emergence-related items	$2.17			$2.06

	(Combined)	(Predecessor)
	Eight	Twelve
	Months Ended	Months Ended
	Aug. 31, 2007	Dec. 31, 2005

PRASM	11.33 ¢	9.33	¢
Adjustment for charter revenue	(0.15)	(0.05)
PRASM excluding charter revenue	11.18 ¢	9.28	¢

Length of haul adjustment	(0.17)	(0.64)
Length of Haul adjusted PRASM excluding charter revenue	11.01 ¢	8.64	¢

Industry average PRASM	11.50 ¢	9.93	¢
Percentage of industry average	96%	86%